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                                                                     EXHIBIT 2.7


                 [UNITED STATES BANKRUPTCY COURT LETTERHEAD]



IN RE                                       CASE NO 94-00228-K11
 WESPAC INVESTORS TRUST III
 NA 91-1334571                              CHAPTER 11
 4301 WEST SUNSET HIGHWAY
 SPOKANE WA 99204



                                  FINAL DECREE

The estate of the above-named debtor having been fully administered (and if appropriate, the deposit required by the plan having been distributed), it is ordered:

1. (If applicable) that the duly appointed trustee(s) be discharged as trustee(s) of the above-named debtor, and the bond be and it hereby is cancelled;

2. that the chapter 7 (or 9 or 11 or 12 or 13) case of the above named debtor be and it hereby is closed.

Dated:  02/11/97
                                                BY ORDER OF THE COURT



                                                /s/ DIANNA CUNNINGHAM
                                                ------------------------
                                                    Deputy Clerk



          FILED

        02/11/97

  Clerk, US Bankruptcy Court
Eastern District of Washington